EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:  Paul Feeney

Executive Vice President, Finance
and Chief Financial Officer
AEP Industries Inc.
(201) 807-2330
feeneyp@aepinc.com

AEP Industries Inc. Sells Netherlands Subsidiary to Euro-M Flexible Packaging S.A. and Ghlin S.r.L.

South Hackensack, NJ, April 4, 2008 – AEP Industries Inc. (NASDAQ: AEPI), a manufacturer, marketer and distributor of an extensive range of plastic packaging products for the food/beverage, industrial and agricultural markets, today announced that it has completed the sale of its subsidiary in the Netherlands, AEP Industries Nederland B.V., to Euro-M Flexible Packaging S.A. and Ghlin S.r.L (“the Buyers”) for approximately $28 million in cash, before closing costs.  The Buyers have also assumed all third party debt and the unfunded pension obligation of AEP Industries Nederland B.V.  The company will provide further details about the transaction in a Form 8-K to be filed mid next week.

AEP Industries Inc. manufactures, markets, and distributes an extensive range of plastic packaging products for the food/beverage, industrial and agricultural markets. The Company has operations throughout North America.

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